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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1992 Incentive Equity Plan of Cardinal Realty Services, Inc., Non-Employee Director Restricted Stock Plan, Employment Agreements and Award Agreements Between the Company and Each of John B. Bartling, Jr., Mark D. Thompson, Paul R. Selid, James D. Alexander, and Leslie B. Fox, Supplemental Letter to Employment Agreement of Patrick M. Holder Between the Company and Mr. Holder, Award Agreements Between the Company and Joseph E. Madigan and Award Agreements Between the Company and Ronald P. Koegler and Michele R. Souder, and to the incorporation by reference therein of our report dated March 6, 1997, with respect to the consolidated financial statements and schedules of Cardinal Realty Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                            /s/  ERNST & YOUNG LLP
                                            ------------------------
                                                 ERNST & YOUNG LLP

Chicago, Illinois
June 26, 1997